Exhibit 32

CERTIFICATION OF OFFICERS
PURSUANT TO 18 USC SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE
SARBANES-OXLEY
ACT OF 2002

I, John A. Dugan, Chairman and Director (the "principal executive officer") of SFG Financial Corporation (the "Registrant")  certify that the accompanying report on Form 10-KSB for the period and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: January 23, 2007	/s/ John A. Dugan John A. Dugan CEO